Exhibit 99.1

Cempra, Inc. Announces Exercise in Full of Underwriters’ Option to Purchase Additional Shares

CHAPEL HILL, N.C.- February 27, 2012 – Cempra, Inc. (Nasdaq: CEMP), a clinical-stage pharmaceutical company focused on developing antibiotics to meet critical medical needs in the treatment of bacterial infectious diseases, today announced that the underwriters of its recent initial public offering have exercised in full their option to purchase an additional 1,260,000 shares of common stock. The closing of the over-allotment option occurred on February 27, 2012. With the sale of the additional shares at $6.00 per share, the total net proceeds to the company from the offering, after deducting underwriter discounts and commissions and estimated offering expenses, were approximately $54.7 million. The company intends to use the net proceeds from the offering to develop two of its product candidates, CEM-101 and Taksta.

Stifel Nicolaus Weisel, Leerink Swann LLC and Cowen and Company, LLC served as joint book-running managers for the offering. Needham & Company, LLC acted as co-manager.

A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sale of these securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Copies of the final prospectus relating to the offering may be obtained for free by visiting the U.S. Securities and Exchange Commission website at http://www.sec.gov/. Alternatively, a copy of the prospectus related to this offering may be obtained by contacting Stifel, Nicolaus & Company, Incorporated, One Montgomery Street, Suite 3700, San Francisco, California 94104, or by calling (415) 364-2720; Leerink Swann LLC, One Federal Street, 37th Floor, Boston, Massachusetts 02110, or by calling (800) 808-7525; or Cowen and Company, LLC c/o Broadridge Financial Services, 1155 Long Island Avenue, Edgewood, New York 11717, Attn: Prospectus Department, or by calling (631) 274-2806.

About Cempra

Founded in 2006, Cempra, Inc. is a clinical-stage pharmaceutical company focused on developing antibiotics to meet critical medical needs in the treatment of bacterial infectious diseases. Cempra’s two lead product candidates have both completed oral Phase 2 clinical trials and seek to address the need for new treatments targeting drug-resistant bacterial infections in the hospital and in the community. The company also intends to utilize its series of proprietary lead compounds from its novel macrolide library for uses such as the treatment of chronic inflammatory diseases, endocrine diseases and gastric motility disorders. Additional information about Cempra can be found at www.cempra.com.

Please Note: This press release contains forward-looking statements regarding future events. These statements are just predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include, among others: risks related to the use of proceeds from the initial public offering; the costs, timing, regulatory review and results of our studies and clinical trials; our ability to obtain FDA approval of our product candidates; our dependence on the success of CEM-101 and Taksta; our need to obtain additional funding and our ability to obtain future funding on acceptable terms; our anticipated capital expenditures and our estimates regarding our capital requirements; the possible impairment of, or inability to obtain, intellectual property rights and the costs of obtaining such rights from third parties; the unpredictability of the size of the markets for, and market acceptance of, any of our products, including CEM-101 and Taksta; our ability to produce and sell any approved products and the price we are able realize for those products; our ability to retain and hire necessary employees and to staff our operations appropriately; our ability to compete in our industry; innovation by our competitors; and our ability to stay abreast of and comply with new or modified laws and regulations that currently apply or become applicable to our business. The reader is referred to the documents that we file from time to time with the Securities and Exchange Commission.

Contacts:

Investor Contacts:

Robert E. Flamm, Ph.D.

Russo Partners, LLC

(212) 845-4226

Robert.flamm@russopartnersllc.com

Andreas Marathovouniotis

Russo Partners, LLC

(212) 845-4235

Andreas.marathis@russopartnersllc.com

Media Contact:

Elliot Fox

Russo Partners, LLC

(212) 845-4253

Elliot.fox@russopartnersllc.com

Robert E. Flamm, Ph.D.

Russo Partners, LLC

(212) 845-4226

Robert.flamm@russopartnersllc.com